FIRST AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

     This First Amendment to the Amended and Restated Credit and Security Agreement ("First Amendment") is dated as of June 18, 1997 and is by and between the following identified parties:

     Featherlite Mfg., Inc., a corporation duly organized and validly existing under the laws of the State of Minnesota, with its principal place of business at Hwy. 63 & 9, Cresco, Iowa 52136 ("Borrower");

     Conrad Clement, Larry Clement, Kathy Clement, residents of Iowa, and Tracy Clement and Nancy Clement, residents of Minnesota (each a "Guarantor" and collectively the "Guarantors"); and

     Firstar Bank Iowa, N.A., a national barking institution ("Bank").


                                    RECITALS

     A. Borrower, Guarantors and Bank entered into an Amended and Restated Credit and Security Agreement dated as of December 30, 1996 ("Restated Agreement").

     B. Borrower has requested that the Bank extend an additional $5,000,000 term loan to Borrower, amend certain terms and conditions in the Restated Agreement, and release the guarantees given by the Guarantors.

     C. Bank is willing to grant the request subject to the terms of this First Amendment.

     The parties agree:

     1. Change in Definitions. In Section 1, Definitions and Accounting, the following definitions shall be added:

     "Term Out Term Loan Promissory Note" shall have the meaning described thereto in Section 6A.

     "Term  Loan"  shall  reference  the term loans  described  in Section 6 and
Section 6A.

     2. Guarantees. Section 4, Guarantors, is deleted in its entirety. All guarantees of Guarantors are released in full.



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 3. Term Out Term Loan. A new Section 6A is inserted as follows:

 6A. Term Out Term Loan and Payment Provisions.

     (a) Subject to the terms and conditions of the Restated Agreement, as amended, Bank shall lend to Borrower the principal sum of $5,000,000.

     (b) Borrower shall execute and deliver to Bank the Term Out Term Loan Promissory Note with this First Amendment.

     (c) In accordance with the Term Out Term Loan Promissory Note, Borrower shall pay to Bank principal and interest in 59 installments of $55,150 each, beginning July 18, 1997, and on the same date of each consecutive months thereafter plus a final payment equal to all unpaid principal and accrued interest on June 18, 2002, the maturity date.

     5. Conditions Precedent to Funding Term Out Term Loan. Borrower shall satisfy each of the following conditions prior to the making of the Term Out Term Loan:

     (i) All the  representations  and  warranties  of  Borrower as set forth in
Section 2 of the Restated Agreement shall be true and correct as of the date of this First Amendment.

     (ii) Borrower shall be in full compliance with the terms and conditions of the Restated Agreement and no Event of Default shall have occurred and be continuing.

     (iii) Borrower shall have delivered to Bank, all in form and substance satisfactory to Bank:

     (a) A certificate of the Secretary or other officer of Borrower containing copies of resolutions of the Board of Directors and, if applicable, stockholders of Borrower authorizing the execution, delivery and performance of this First Amendment to Restated Agreement, any document or instrument to be delivered pursuant to this First Amendment and identifying the officer or officers authorized to execute this First Amendment and other documents and to make such requests for loans.

     (b) Term Out Term Loan Promissory Note.

     (c) Collateral Agreement.


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     (d)  Execution  and  delivery  of  Mortgage  on all the  property  owned by
Borrower in Cresco, Iowa.

     (e) Such other documents or instruments as Bank shall reasonably request.

     6. Amended Negative Covenant Section 9, Negative Covenants subpart (c) dealing with third party liabilities is amended to allow third party liabilities as long as they are not in excess of $15,000,000.

     7. Amended Financial Covenant Section 11, Financial Covenants of Borrower, subpart (e) Leverage Ratio is amended to require Borrower to maintain at all times a ratio of total liabilities to tangible net worth of not greater than
2.25 to 1.

     8. Representations and Warranties. All the representations and warranties of Borrower as set forth in the Restated Agreement are true and correct in all material respects as of the date of this First Amendment.

     9. Acknowledgment of Receipt. By their execution of this First Amendment, the parties acknowledge receipt of a copy of this document.

     10. Savings. All other terms and conditions of the Restated Agreement, not specifically modified by this First Amendment, shall remain in full force and effect.

     11. Representation. The Borrower represents that no Event of Default has occurred and is continuing under the Restated Agreement, as amended, and no event or circumstance has occurred and is continuing that, with the giving of notice, the passage of time, or both, would constitute an Event of Default under the Restated Agreement, as amended. Further, the Borrower represents that the representations and warranties as contained in the Restated Agreement, as amended, continue to be true.

     12. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AMENDMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT (EXCEPT THE CREDIT AGREEMENT AS PREVIOUSLY AMENDED AND DOCUMENTS REFERRED TO IN THE CREDIT AGREEMENT AS PREVIOUSLY AMENDED) MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.


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 FEATHERLITE MFG., INC.
 BY:
 Conrad Clement, President

 BY:
 Tracy J. Clement, Executive Vice
 President

 Conrad Clement, individually

 Larry Clement, individually

 Kathy Clement, individually

 Tracy Clement, individually

 Nancy Clement, individually

 FIRSTAR BANK IOWA, N.A.
 BY:Mitch McElree, Vice President